CONSENT OF INDEPENDENT ACCOUNTANTS






The Board of Directors of
     Cova Financial Services Life
     Insurance Company



We consent to the use of our reports included herein and to the reference to our firm under the headings of "Condensed Financial Information" in the Prospectus and "Experts" in the Statement of Additional Information.


                                   KPMG PEAT MARWICK LLP


St. Louis, Missouri
April 21, 1997